Exhibit 10.27

EXECUTION VERSION

PERFORMANCE SUPPORT AGREEMENT

THIS PERFORMANCE SUPPORT AGREEMENT (this “Support Agreement”) is executed as of February 5, 2015 (the “Closing Date”), by OneMain Financial Holdings, Inc., a Delaware corporation (“OneMain Financial Holdings”), in favor of OneMain Financial Funding III, LLC, a Delaware limited liability company (the “Depositor”), OneMain Financial Issuance Trust 2015-1, a Delaware statutory trust (the “Issuer”), Wells Fargo Bank, N.A. (“Wells Fargo”), as Depositor Loan Trustee (the “Depositor Loan Trustee”), Wells Fargo, as Issuer Loan Trustee (the “Issuer Loan Trustee”), and Wells Fargo, as Indenture Trustee under the Indenture (the “Indenture Trustee”) for the benefit of the Noteholders (the Depositor, the Issuer, the Depositor Loan Trustee, the Issuer Loan Trustee and the Indenture Trustee are collectively referred to as the “Beneficiaries,” and each individually a “Beneficiary”).

PRELIMINARY STATEMENTS

A. Unless otherwise defined in this Support Agreement, defined terms herein shall be construed as provided in Section 1 below.

B. The Sellers, the Depositor and the Depositor Loan Trustee are parties to that certain Loan Purchase Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which the Sellers will sell and transfer to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor certain Loans and related assets from time to time.

C. The Depositor, the Depositor Loan Trustee, OneMain Financial, Inc., a Delaware corporation, as Servicer thereunder (“OneMain Financial”, or in such capacity, the “Servicer”), the Subservicers, the Issuer and the Issuer Loan Trustee have entered into that certain Sale and Servicing Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time, the “Sale and Servicing Agreement”), pursuant to which the Depositor and the Depositor Loan Trustee for the benefit of the Depositor will sell and transfer to the Issuer and the Issuer Loan Trustee for the benefit of the Issuer certain Loans and related assets from time to time and pursuant to which the Servicer and the Subservicers will perform certain servicing duties with respect to the Loans.

D. The Issuer, the Issuer Loan Trustee, the Servicer, the Indenture Trustee and the Account Bank have entered into the Indenture, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which, among other things, each of the Issuer and, with respect to legal title to the Loans, the Issuer Loan Trustee for the benefit of the Issuer has granted a security interest in its assets, including, without limitation, its rights under the Sale and Servicing Agreement, to the Indenture Trustee for the benefit of the Noteholders.

E. The Issuer, the Issuer Loan Trustee, the Depositor, the Owner Trustee and OneMain Financial have entered into that certain Administration Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time, the “Administration Agreement”), pursuant to which OneMain Financial, as Administrator (in such capacity, the “Administrator”) will perform certain of the duties of the Issuer as required in connection with the Transaction Documents.

F. The Servicer and the Subservicers are each direct or indirect subsidiaries of OneMain Financial Holdings.

G. OneMain Financial Holdings will receive substantial direct and indirect benefits from the transactions contemplated by the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement and the other Transaction Documents.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, OneMain Financial agrees as follows:

1. Definitions. Certain capitalized terms in this Support Agreement are defined in and shall have the respective meanings assigned to them in Part A of Schedule II (together with Part B of such Schedule II, the “Definitions Schedule”) to the Sale and Servicing Agreement. The rules of construction set forth in Part B of the Definitions Schedule shall be applicable to this Support Agreement.

2. Guaranty of Obligations.

(a) Guaranty of Servicing Obligations of the OneMain Successor Servicer and the Subservicers. OneMain Financial Holdings absolutely, irrevocably and unconditionally guarantees to the Indenture Trustee for the benefit of the Beneficiaries the full and timely payment, observance and performance of all of the terms, covenants, indemnities, agreements, undertakings and obligations of the Servicer, each Subservicer and, to the extent OneMain Financial is not the Servicer and the Servicer is an Affiliate of OneMain Financial Holdings, such successor Servicer (the “OneMain Successor Servicer”) under the Sale and Servicing Agreement and under the other Transaction Documents, including, without limitation, (i) the servicing and collecting of the Loans pursuant to the Sale and Servicing Agreement on behalf of the Depositor, the Issuer and the Indenture Trustee for the benefit of the Noteholders, and the making of deposits and remittances required by the Servicer, such Subservicer or the OneMain Successor Servicer, as applicable, to the Note Accounts; and (ii) the payment of all amounts and indemnities payable by such Subservicer or the OneMain Successor Servicer, as applicable, pursuant to the Sale and Servicing Agreement and the other Transaction Documents (all of the terms, covenants, indemnities, agreements, undertakings and obligations in this Section 2(a) being collectively referred to as the “Servicing Obligations”). Without limiting the generality of the foregoing, OneMain Financial Holdings agrees that if the Servicer, any Subservicer or the OneMain Successor Servicer shall fail in any manner whatsoever to make any payments or to perform or observe any of the Servicing Obligations when the same shall be required to be paid, performed or observed, then OneMain Financial Holdings will itself duly and punctually pay, perform or observe, or cause to be paid, performed or observed, such Servicing Obligations.

(b) Guaranty of Obligations of the Sellers. OneMain Financial Holdingsabsolutely, irrevocably and unconditionally guarantees to the Indenture Trustee for the benefit of the Beneficiaries the full and timely payment, observance and performance of all of the terms, covenants, indemnities, agreements, undertakings and obligations of each of the Sellers under the Purchase Agreement and under the other Transaction Documents, including, without limitation, (i) the obligation of such Seller to repurchase Loans pursuant to Section 6.01 of the Purchase Agreement, and (ii) all obligations of such Seller in respect of indemnities under Section 6.02 of the Purchase Agreement (all of the terms, covenants, indemnities, agreements, undertakings and obligations in this Section 2(b) being collectively referred to as the “Origination Obligations”). Without limiting the generality of the foregoing, OneMain Financial Holdings agrees that if any Seller shall fail in any manner whatsoever to make any payments or to perform or observe any of the Origination Obligations when the same shall be required to be paid, performed or observed, then OneMain Financial Holdings will itself duly and punctually pay, perform or observe, or cause to be paid, performed or observed, such Origination Obligations.

(c) Guaranty of Obligations of the Administrator and the OneMain Successor Administrator. OneMain Financial Holdings absolutely, irrevocably and unconditionally guarantees to the Indenture Trustee for the benefit of the Beneficiaries the full and timely payment, observance and performance of all of the terms, covenants, indemnities, agreements, undertakings and obligations of the Administrator and, to the extent OneMain Financial is not the Administrator and the Administrator is an Affiliate of OneMain Financial Holdings, such successor Administrator (the “OneMain Successor Administrator”), under the Administration Agreement and under the other Transaction Documents (all of the terms, covenants, indemnities, agreements, undertakings and obligations in this Section 2(c) being collectively referred to as the “Administration Obligations,” and, together with the Servicing Obligations and the Origination Obligations, the “Obligations”). Without limiting the generality of the foregoing, OneMain Financial Holdings agrees that if the Administrator or the OneMain Successor Administrator shall fail in any manner whatsoever to make any payments or to perform or observe any of the Administration Obligations when the same shall be required to be paid, performed or observed, then OneMain Financial Holdings will itself duly and punctually pay, perform or observe, or cause to be paid, performed or observed, such Administration Obligations.

3. Validity of Obligations; Irrevocability. OneMain Financial Holdings agrees that its obligations under this Support Agreement shall be unconditional and irrevocable, irrespective of (i) the validity, enforceability, discharge, disaffirmance, settlement or compromise by any Person other than the Indenture Trustee (including a trustee in bankruptcy or other similar official) of the Obligations, of the Purchase Agreement, the Sale and Servicing Agreement or any other Transaction Document; (ii) the absence of any attempt to collect, or obtain performance or observance of, the Obligations from any Seller, the Servicer, any Subservicer, the Administrator, the OneMain Successor Servicer or the OneMain Successor Administrator or any guarantor or other Person; (iii) the waiver, consent, extension, forbearance or granting of any indulgence by any Beneficiary with respect to any provision of any instrument or agreement evidencing any of the Obligations (other than any of the foregoing expressly with respect to such Obligations); (iv) any change of the time, manner or place of payment or performance, or any other term of any of the Obligations; (v) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations or rights of any Beneficiary with respect thereto; (vi) the failure by the Depositor, the Depositor Loan Trustee, the Issuer, the Issuer Loan Trustee or the Indenture

Trustee to take any steps to perfect and maintain perfected their respective interests in the Loans or other property acquired by the Depositor and Depositor Loan Trustee for the benefit of the Depositor from a Seller, or by the Issuer and Issuer Loan Trustee for the benefit of the Issuer from the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, or any security or collateral related to the Obligations; (vii) the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Depositor, the Issuer, any Seller, the Servicer, any Subservicer, the OneMain Successor Servicer or the OneMain Successor Administrator; (viii) any legal or equitable discharge or defense of a guarantor; (ix) any failure to obtain any authorization or approval from or other action by or to notify or file with, any governmental authority or regulatory body required in connection with the performance of the obligations hereunder by OneMain Financial Holdings; (x) any change in the corporate relationship existing as of the date hereof between OneMain Financial Holdings and any Seller, the Servicer, any Subservicer, the Administrator, the OneMain Successor Servicer, the OneMain Successor Administrator, the Depositor or the Issuer; or (xi) any impossibility or impracticability of performance, illegality, force majeure, any act of government or other circumstances which might constitute a default available to, or a discharge of, any of the Depositor, the Issuer, any Seller, the Servicer, any Subservicer, the Administrator, the OneMain Successor Servicer or the OneMain Successor Administrator or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above. OneMain Financial Holdings agrees that no Beneficiary shall be under any obligation to marshal any assets in favor of or against or in payment of any or all of the Obligations. OneMain Financial Holdings further agrees that, to the extent that any Seller, the Servicer any Subservicer, the Administrator, the OneMain Successor Servicer or the OneMain Successor Administrator makes a payment or payments to any Beneficiary, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Seller, the Servicer, such Subservicer, the Administrator, the OneMain Successor Servicer or the OneMain Successor Administrator, its estate, a trustee, receiver or any other party, including, without limitation, OneMain Financial Holdings, under any bankruptcy, insolvency or similar state or federal law, or otherwise, then to the extent of such payment or repayment, the Obligations or part thereof which have been paid, reduced or satisfied by such amount shall be automatically reinstated and continued in full force and effect, without further action or notice, as of the date such initial payment, reduction or satisfaction occurred. OneMain Financial Holdings waives all presentments, demands for performance, protests, notices of protest, notices of dishonor and notices of acceptance of this Support Agreement. OneMain Financial Holdings agrees that its obligations under this Support Agreement shall be unconditional and irrevocable and hereby unconditionally and irrevocably waives any right to revoke this Support Agreement as to future transactions giving rise to any Obligations. OneMain Holdings’ obligations under this Support Agreement shall not be limited or extinguished if the Indenture Trustee or any other Beneficiary is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Obligations, and OneMain Financial Holdings shall perform or observe, upon demand, the Obligations that otherwise would have been due and performable or observable by the applicable Seller, the Servicer or the applicable Subservicer, the Administrator, the OneMain Successor Servicer or the OneMain Successor Administrator, as applicable, had such right and remedies been permitted to be exercised.

4. Representations and Warranties. OneMain Financial Holdings hereby represents and warrants to each of the Beneficiaries, as follows:

(a) Organization, etc. OneMain Financial Holdings is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power, authority and legal right to own or lease all of its properties and assets, to carry on its business as it is now being conducted and to execute, deliver and perform its obligations under this Support Agreement. OneMain Financial Holdings is in good standing and duly qualified to do business and has obtained, directly or indirectly through its subsidiaries, all necessary licenses and approvals, except where the failure to so qualify or obtain licenses or approvals would render this Support Agreement unenforceable or would have an adverse effect on OneMain Financial Holdings’ ability to perform its obligations under this Support Agreement.

(b) Authorization; Valid Agreement. OneMain Financial has the power and authority to execute and deliver this Support Agreement and to carry out its terms. The execution and delivery of, and performance of its obligations under, this Support Agreement have been duly authorized by all required corporate or other action on the part of OneMain Financial Holdings, and this Support Agreement constitutes the legal, valid and binding obligation of OneMain Financial, enforceable in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles.

(c) No Conflicts. Neither the execution and delivery of, nor the performance of OneMain Financial Holdings’ obligations under, this Support Agreement does or will: (i) contravene its charter or by-laws; (ii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to OneMain Financial Holdings, except any such violation and any such filing, registration, consent or approval the absence of which would not render this Support Agreement unenforceable or have an adverse effect on OneMain Financial Holdings’ ability to perform its obligations under this Support Agreement; (iii) result in a breach of or constitute a default or require any consent under any indenture, contract, agreement, mortgage, deed of trust or any other agreement, lease or instrument to which OneMain Financial Holdings is a party or by which it or its properties may be bound or affected, except any such breach or default and any such consent the absence of which would not render this Support Agreement unenforceable or would have an adverse effect on OneMain Financial Holdings’ ability to perform its obligations under this Support Agreement; or (iv) result in, or require, the creation or imposition of any Lien upon or with respect to any of the assets and properties now owned or hereafter acquired by OneMain Financial Holdings.

(d) No Proceedings. There are no proceedings or investigations pending, or, to the best knowledge of OneMain Financial Holdings, threatened, against OneMain Financial Holdings before any Governmental Authority (i) asserting the invalidity of this Support Agreement; (ii) seeking to prevent the consummation of any transaction contemplated by this Support Agreement; (iii) seeking any determination or ruling that would adversely affect the performance by OneMain Financial Holdings of its obligations under this Support Agreement; or (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Support Agreement.

(e) No Consents. No consent, approval, authorization or order of or declaration or filing with any Governmental Authority or other Person is required in connection with the execution, delivery or performance of this Support Agreement, except such as have been duly made or obtained.

5. Independent Obligations. Unless otherwise specified herein, the obligations of OneMain Financial Holdings hereunder are undertaken as primary obligor, jointly and severally with, and independently of, the obligations of any Seller, the Subservicer or any Subservicer, the Administrator or the OneMain Successor Servicer or the OneMain Successor Administrator, or any other obligor, guarantor or Person, and action or actions may be brought or prosecuted directly against OneMain Financial Holdings whether or not action is brought first or at all against any applicable Seller, the Servicer or the applicable Subservicer, the Administrator or the OneMain Successor Servicer or the OneMain Successor Administrator, or any other obligor, guarantor or Person, against any collateral security or any other circumstance whatsoever, and whether or not any applicable Seller, or the Servicer or applicable Subservicer, the Administrator or the OneMain Successor Servicer or the OneMain Successor Administrator, or any other obligor, guarantor or Person, is joined in any such action or actions, or any claims or demands are made or are not made, or any action is taken on or against any applicable Seller or the Servicer or applicable Subservicer, the Administrator or the OneMain Successor Servicer or the OneMain Successor Administrator, or any other obligor, guarantor or Person or any collateral security or otherwise.

6. Waivers. Without limiting any other provision hereof, to the fullest extent permitted by applicable law, OneMain Financial Holdings hereby waives: (i) any defense arising by reason of any invalidity or unenforceability of the Servicer’s or any Subservicer’s or the OneMain Successor Servicer’s obligations in respect of the Sale and Servicing Agreement or any other Transaction Document or any Seller’s obligations in respect of the Purchase Agreement or any other Transaction Document or the Administrator’s or the OneMain Successor Administrator’s obligations in respect of the Administration Agreement or any other Transaction Document, as applicable, and the Transaction Documents, any manner in which any Beneficiary has exercised (or not exercised) its rights and remedies under the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement or the other Transaction Documents, or any cessation from any cause whatsoever of the liability of the Servicer, any Subservicer, any Seller, the Administrator, the OneMain Successor Servicer or the OneMain Successor Administrator or any other obligor, guarantor or Person; (ii) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of default, notices of dishonor, notice of incurrence of any Obligation, notices of acceptance of the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement or the other Transaction Documents or any other notice with respect to the Obligations and this Support Agreement (other than demand for payment or performance of Obligations by a Beneficiary); (iii) any release of any collateral security provided under the Indenture or other Transaction Documents; (iv) notice of any indulgences, extensions, consents or waivers given to the Servicer, any Subservicer, any Seller, the Administrator, the OneMain Successor Servicer or the OneMain Successor Administrator or any other obligor, guarantor or Person, notice of the occurrence of any potential default, early amortization event, Servicer Default, Event of Default or Early Amortization Event (or the like) under the Indenture or under any of the other Transaction Documents, or other notice of any kind whatsoever; (v) any right or claim of right to cause any Beneficiary to proceed against the Servicer, any Subservicer, any Seller, the Administrator, the OneMain Successor Servicer or the OneMain Successor Administrator or any other obligor, guarantor or Person in any particular order, to proceed against or exhaust any collateral security held by any Beneficiary at any time or to pursue any other right or remedy whatsoever at any time; (vi) any requirement of diligence or promptness on any Beneficiary’s part in (X) making any claim or demand on or commencing suit against the Servicer, any Subservicer, any Seller, the Administrator, the OneMain Successor Servicer or the OneMain Successor Administrator or any other obligor, guarantor or Person, and (Y) otherwise enforcing any Beneficiary’s rights in respect of the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement or any of the other Transaction Documents; and (vii) any duty of any Beneficiary to advise OneMain Financial Holdings of any information known to any Beneficiary regarding the financial condition of the Servicer, any Subservicer, any Seller, the Administrator, the OneMain Successor Servicer or the OneMain Successor Administrator or any other circumstance, it being agreed that OneMain Financial Holdings assumes responsibility for being and keeping informed of such condition or any such circumstance.

Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, OneMain Financial Holdings specifically waives all defenses that it may have based upon any election of remedies by any Beneficiary which destroys OneMain Financial Holdings’ rights to proceed against the Servicer, any Subservicer, any Seller, the Administrator, the OneMain Successor Servicer or the OneMain Successor Administrator or any other obligor, guarantor or Person for reimbursement, contribution or otherwise, including any loss of rights that it may suffer by reason of any rights, powers, remedies or defenses of the Servicer, Subservicer, any Seller, the Administrator, the OneMain Successor Servicer or the OneMain Successor Administrator in connection with any laws limiting, qualifying or discharging indebtedness of or remedies against the Servicer, any Subservicer, any Seller, the Administrator, the OneMain Successor Servicer or the OneMain Successor Administrator, and OneMain Financial Holdings hereby agrees not to exercise or pursue, so long as any of the Obligations remain unsatisfied, any right to reimbursement, subrogation, or contribution from the Servicer, any Subservicer, any Seller, the Administrator, the OneMain Successor Servicer or the OneMain Successor Administrator in respect of payments hereunder.

No failure on the part of the Indenture Trustee (on behalf of itself or the other Beneficiaries) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof, or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by contract or by law.

7. Significance of Waivers. OneMain Financial Holdings represents, warrants and agrees that each of the waivers set forth herein are made with OneMain Financial Holdings’ full knowledge of their significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which OneMain Financial Holdings otherwise may have against the Servicer, any Subservicer, any Seller, the Administrator, the OneMain Successor Servicer or the OneMain Successor Administrator or any other obligor, guarantor or Person, or against collateral, and that under the circumstances the waivers are reasonable.

8. Separateness. OneMain Financial Holdings agrees that it shall not interfere, and will not cause any of its Affiliates to interfere, with the Issuer’s compliance with Section 5.09 of the Trust Agreement or with the Depositor’s compliance with Section 2.07(f) of the Sale and Servicing Agreement or, in either case, take any action inconsistent with the requirements thereof.

9. Limited Recourse.

(a) Notwithstanding anything to the contrary contained herein, no recourse under or with respect to any obligation, covenant or agreement of the Issuer as contained in this Support Agreement or any of the other Transaction Documents, or any other agreement, instrument or document to which the Issuer is a party, shall be had against any incorporator, stockholder, affiliate, officer, employee or director of the Issuer by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Issuer contained in this Support Agreement and all other agreements, instruments and documents entered into pursuant hereto or in connection herewith are, in each case, solely corporate obligations of the Issuer. Notwithstanding any provisions contained in this Support Agreement to the contrary, the Issuer shall not, and shall not be obligated to, pay any fees, costs, indemnified amounts or expenses due pursuant to this Trust Agreement other than in accordance with the order of priorities set forth in Section 8.06 of the Indenture. Any amount which the Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended from time to time) against or obligation of the Issuer for any such insufficiency unless and until funds are available for the payment of such amounts as aforesaid.

(b) The parties hereto agree that the provisions of this Section 9 shall survive the resignation or removal of any such party to this Support Agreement and the termination of this Support Agreement.

10. Nonpetition Covenant.

(a) To the fullest extent permitted by law and notwithstanding any prior termination of this Support Agreement, OneMain Financial Holdings agrees that it shall not file, commence, join, or acquiesce in a petition or proceeding, or cause the Depositor to file, commence, join, or acquiesce in a petition or proceeding, that causes (i) the Depositor to be a debtor under any Debtor Relief Law or (ii) a trustee, conservator, receiver, liquidator, or similar official to be appointed for the Depositor or any substantial part of its property.

(b) To the fullest extent permitted by law and notwithstanding any prior termination of this Support Agreement, OneMain Financial Holdings agrees that it shall not file, commence, join, or acquiesce in a petition or proceeding, or cause the Issuer to file, commence, join, or acquiesce in a petition or proceeding, that causes (i) the Issuer to be a debtor under any Debtor Relief Law or (ii) a trustee, conservator, receiver, liquidator, or similar official to be appointed for the Issuer or any substantial part of its property.

(c) The parties hereto agree that the provisions of this Section 10 shall survive the resignation or removal of any such party to this Support Agreement and the termination of this Support Agreement.

11. Continuing Agreement. This Support Agreement is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the performance or payment in full of the Obligations and all other amounts that are guaranteed hereunder and (y) one year and a day after the date following the termination of the Indenture when all amounts payable by the Issuer thereunder have been paid in full, (ii) be binding upon OneMain Financial Holdings, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Beneficiaries and their respective successors, transferees and assigns.

12. Governing Law; Jurisdiction; Jury Trial Waiver; Agent for Service of Process. THIS SUPPORT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

ONEMAIN FINANCIAL HOLDINGS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. ONEMAIN FINANCIAL HOLDINGS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

ONEMAIN FINANCIAL HOLDINGS HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO AND INCIDENT TO THE RELATIONSHIP BETWEEN IT IN CONNECTION WITH THIS SUPPORT AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

13. Amendments. This Support Agreement shall not be amended, waived or otherwise modified without the prior written consent of each party hereto and satisfaction of the Rating Agency Condition.

14. Assignability. OneMain Financial Holdings may not assign, transfer or otherwise convey any of its rights, duties or obligations hereunder.

15. Severability. Any provision of this Support Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate such provision to the extent it is not prohibited or unenforceable in any other jurisdiction, nor invalidate the remaining provisions hereof or thereof.

16. Execution in Counterparts. This Support Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Support Agreement by facsimile or by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Support Agreement.

17. Limitation of Liability of the Owner Trustee. It is expressly understood and agreed by the parties hereto that (i) this Support Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as owner trustee (the “Owner Trustee”) of the Issuer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on the Owner Trustee, individually or personally, to perform any covenants, either expressed or implied, contained herein, all personal liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) the Owner Trustee has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement, and (v) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Support Agreement or any other related document.

EXECUTION VERSION

IN WITNESS WHEREOF, this Support Agreement has been duly executed by OneMain Financial as of the date and year first above written.

ONEMAIN FINANCIAL HOLDINGS, INC.

By	/s/ Oona Robinson
Name: Title:	Oona Robinson Vice President & Treasurer

Acknowledged and accepted as of

the date first above written:

ONEMAIN FINANCIAL FUNDING III, LLC, as the

Depositor

By	/s/ Oona Robinson
Name: Oona Robinson
Title: Vice President & Assistant Treasurer

ONEMAIN FINANCIAL ISSUANCE TRUST 2015-1, as the Issuer

By Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By	/s/ Jeanne M. Oller
Name: Jeanne M. Oller
Title: Vice President

Signature to 2015-1 Performance Support Agreement

EXECUTION VERSION

WELLS FARGO BANK, N.A., not in its individual capacity but solely as the Depositor Loan Trustee

By:	/s/ Marianna C. Stershic
	Name:	Marianna C. Stershic
	Title:	Vice President

WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Issuer Loan Trustee

By:	/s/ Marianna C. Stershic
	Name:	Marianna C. Stershic
	Title:	Vice President

WELLS FARGO BANK, N.A., as Indenture Trustee

By:	/s/ Marianna C. Stershic
	Name:	Marianna C. Stershic
	Title:	Vice President

Signature to 2015-1 Performance Support Agreement